Exhibit 1.1


          Van Kampen American Capital Equity Opportunity Trust
                                Series 51

                             Trust Agreement


                                        Dated:  February 25, 1997

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Van Kampen Merritt Equity Opportunity Trust, Series 1 and Subsequent Series, Standard Terms and Conditions of Trust, Effective November 21, 1991" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:


                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          1. The Securities defined in Section 1.01(22), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03,(b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02.

          3.   Section 1.01(1) shall be amended to read as follows:

               "(1) "Depositor" shall mean Van Kampen American Capital Distributors, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided."

          4.   Section 1.01(3) shall be amended to read as follows:

               "(3)   "Evaluator"  shall mean American  Portfolio
               Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided."

          5.   Section 1.01(4) shall be amended to read as follows:

               "(4) "Supervisory Servicer" shall mean Van Kampen American Capital Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

          6.   The Initial Date of Deposit for the Trust is February 25,
     1997.

          7. Section 2.01(c) of the Standard Terms and Conditions of Trust is hereby amended by adding the following at the conclusion thereof:

              "If any Contract Obligations requires settlement in a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract."

          8. Notwithstanding anything to the contrary appearing in the Standard Terms and Conditions of Trust, "Global Precious Metals Trust, Series 1" will replace "Select Equity Trust."

          9.   The second sentence in the second paragraph of Section
     3.11 shall be revised as follows: "However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties."

         10. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.15.:

             "Section 3.15. Foreign Exchange Transactions; Reclaiming Foreign Taxes. The Trustee shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Trust or withheld from income received by the Trust to which the Trust may be entitled as a refund."

         11. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.16.:

             "Section 3.16. Foreign Exchange Transactions; Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Depositor shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars. The Depositor shall have no liability for any loss or depreciation resulting from such action taken."

         12. Article IV, Section 4.01(b) of the Standard Terms and Conditions of Trust is hereby deleted and replaced in its entirety with the following:

             "(b)     During the initial offering period such Evaluation
          shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange, such Evaluation shall generally be based on the last available sale price on or immediately prior to the Evaluation Time on the exchange which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available sale price on such exchange at the last
          available ask price of the Equity Securities.   If  the
          Securities are not so listed or, if so listed, the principal market therefor is other than on such exchange or there is no such available sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate:
          (i) in the case of Equity Securities, on the basis of the current ask price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) on the basis of current offering prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Fund, (iii) if offering prices are not available for the Zero Coupon Obligations or the Equity Securities, on the basis of offering or ask price for comparable securities, (iv) by determining the valuation of the Zero Coupon Obligations or the Equity Securities on the offering or ask side of the market by appraisal or (v) by any combination of the above. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation). The Evaluator shall add to the Evaluation of each Security the amount of any commissions and relevant taxes associated with the acquisition of the Security. As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01."

         13. Article IV, Section 4.01(c) of the Standard Terms and Conditions of Trust is hereby deleted and replaced in its entirety with the following:

             "(c)     For purposes of the Trust Fund Evaluations required
          by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for the Zero Coupon Obligations, the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Equity Securities are listed on a national or foreign securities exchange and the last available sale prices are utilized, on the basis of the
          last available bid price of the Equity Securities.   In
          addition, the Evaluator shall (i) not make the addition specified in the fourth sentence of Section 4.01(b) and (ii) shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation."

          14.   Article V, Section 5.01 of the Standard Terms and
     Conditions of Trust is hereby amended to add the following at the conclusion of the first paragraph thereof:

               "Amounts receivable by the Trust in foreign currency shall be converted by the Trustee to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Equity Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to
          Section 4.01."

         15. Article VI, Section 6.01(e) of the Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "(e) (I) Subject to the provisions of subparagraphs (II) and (III) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors
     shall  have  been selected with reasonable care.   The  Trustee
     shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph II below or (ii) limit the obligation of the Trustee to indemnify the Trust under subparagraph III below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants
     or   auditors  shall  constitute  an  expense  of   the   Trust
     reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

          (II) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that:

          (1)  The Trustee shall have:

               (i) determined that maintaining the Trust's assets in a particular country or countries is consistent with the best interests of the Trust and the Certificateholders;

               (ii) determined that maintaining the Trust's assets with such eligible foreign custodian is consistent with the best interests of the Trust and the Certificateholders; and

               (iii) entered into a written contract which is consistent with the best interests of the Trust and the Certificateholders and which will govern the manner in which such eligible foreign custodian will maintain the Trust's assets and which provides that:

                    (A) The Trust will be adequately indemnified and its assets adequately insured in the event of loss (without regard to the indemnity provided by the Trustee under Section III hereof);

                    (B)   The Trust's assets will not be subject  to
               any right, charge, security interest, lien or claim of any kind in favor of the eligible foreign custodian or its creditors except a claim for payment for their safe custody or administration;

                    (C) Beneficial ownership of the Trust's assets will be freely transferable without the payment of money or value other than for safe custody or administration;

                    (D)    Adequate   records  will  be   maintained
               identifying the assets as belonging to the Trust;

                    (E) The Trust's independent public accountants will be given access to records identifying assets of the Trust or confirmation of the contents of those records; and

                    (F) The Trustee will receive periodic reports with respect to safekeeping of the Trust's assets, including, but not necessarily limited to, notification of any transfer to or from the Trustee's account.

          (2) The Trustee shall establish a system to monitor such foreign custody arrangements to ensure compliance with the conditions of this subparagraph.

          (3) The Trustee, at least annually, shall review and approve the continuing maintenance of Trust assets in a particular country or countries with a particular eligible foreign custodian or particular eligible foreign custodians as consistent with the best interests of the Trust and the Certificateholders.

          (4) The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular eligible foreign custodian pursuant to this subparagraph, and such records shall be available for inspection by Certificateholders and the Securities and Exchange Commission at the Trustee's offices at all reasonable times during its usual business hours.

          (5) Where the Trustee has determined that a foreign custodian may no longer be considered eligible under this subparagraph or that, pursuant to clause (3) above, continuance of the arrangement would not be consistent with the best interests of the Trust and the Certificateholders, the Trust must withdraw its assets from the care of that custodian as soon as reasonably practicable, and in any event within 180 days of the date when the Trustee made the determination.

     As used in this subparagraph (II),

               (1) "foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

               (2)  "eligible foreign custodian" means

                 (a) The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Securities and Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System ("Euroclear"), and Central de Livraison de Valeurs Mobilires, S.A. ("CEDEL").

                (b) Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

          The determinations set forth above to be made by the Trustee should be made only after consideration of all matters which the Trustee, in carrying out its fiduciary duties, finds relevant, including, but not necessarily limited to, consideration of the following:

                1. With respect to the selection of the country where the Trust's assets will be maintained, the Trustee should consider:

                a. Whether applicable foreign law would restrict the access afforded the Trust's independent public accountants to books and records kept by an eligible foreign custodian located in that country;

                b. Whether applicable foreign law would restrict the Trust's ability to recover its assets in the event of the bankruptcy of an eligible foreign custodian located in that country;

                c. Whether applicable foreign law would restrict the Trust's ability to recover assets that are lost while under the control of an eligible foreign custodian located in that country;

                   d.      The    likelihood    of    expropriation,
     nationalization,  freezes,  or  confiscation  of  the   Trust's
     assets; and

                e. Whether difficulties in converting the Trust's cash and cash equivalents to U.S. dollars are reasonably foreseeable.

                2. With respect to the selection of an eligible foreign custodian, the Trustee should consider:

                a. The financial strength of the eligible foreign custodian, its general reputation and standing in the country in which it is located, its ability to provide efficiently the custodial services required and the relative cost for those services;

                b. Whether the eligible foreign custodian would provide a level of safeguards for maintaining the Trust's assets not materially different from that provided by the Trustee in maintaining the Trust's securities in the United States;

                c. Whether the eligible foreign custodian has branch offices in the United States in order to facilitate the assertion of jurisdiction over and enforcement of judgments against such custodian; and

                d.    In  the case of an eligible foreign  custodian
     that  is  a  foreign  securities  depository,  the  number   of
     participants in, and operating history of, the depository.

                3. The Trustee should consider the extent of the Trust's exposure to loss because of the use of an eligible foreign custodian. The potential effect of such exposure upon Certificateholders shall be disclosed, if material, by the Depositor in the prospectus relating to the Trust.

                (III) The Trustee will indemnify and hold the Trust harmless from and against any loss that shall occur as the result of the failure of an eligible foreign custodian holding the foreign securities of the Trust to exercise reasonable care with respect to the safekeeping of such foreign securities to the same extent that the Trustee would be required to indemnify and hold the Trust harmless if the
     Trustee were holding such foreign securities in the jurisdiction of the United States whose laws govern the indenture, provided, however, that the Trustee will not be liable for loss except by reason of the gross negligence, bad faith or willful misconduct of the Trustee or the eligible foreign custodian."

          16. Notwithstanding anything to the contrary, all references to In-Kind-Distributions as set forth in Sections 5.02 and 8.02 of the Standard Terms and Conditions of Trust shall be inapplicable to the Trust.

          17. Section 8.02 is hereby revised to require an affirmative vote of Unitholders representing 66 2/3% of the then outstanding Units to terminate the Trust rather than the 51% indicated therein.

         18.   Section 1.01(5) is hereby replaced with the following:

             "(5) "Business Day" shall mean any day on which the New York Stock Exchange is open other than any day on which Securities representing greater than thirty-three percent (33%) of the aggregate value (determined as described in Section 4.01) of the Trust are not traded on the principal trading exchange for such Securities due to a customary business holiday on such exchange."

          19.  Section 1.01(19) shall be amended to read as follows:

               "(19) "Percentage Ratio" shall mean, for each Trust which will issue additional Units pursuant to Section 2.03 hereof, (a) the percentage relationship among the Equity Securities based on the number of shares of each Equity Security per Unit existing immediately prior to such additional deposit with respect to the Select Equity Trust and (b) the percentage relationship existing on the Initial Date of Deposit among the maturity value per Unit of the Zero Coupon Obligations, each Equity Security per Unit as a percent of all shares of Equity Securities and the sum of the maturity value per Unit of the Zero Coupon Obligations and all Equity Securities attributable to each Unit with respect to the Select Equity and Treasury Trust. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of an Equity Security."

          20. The last sentence of the eighth paragraph of Section 5.02 shall be revised as follows: "Any balance remaining after such disbursements shall be credited to the Capital Account and may be used to acquire additional Securities (or, if permitted by applicable rules and regulations as indicated by an opinion of counsel, in other securities) or for any of the other purposes set forth under the Indenture."

          21. Article III of the Standard Terms and Conditions of Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.17.:

               "Section 3.17. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sale charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor. If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, sell Securities and credit the proceeds thereof to such special Depositor's account or credit (if permitted by law) Securities in kind to such special Depositor's Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor's Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account."

         22. Section 3.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

               "Section   3.01.       Initial   Costs.    The   following
               organization and regular and recurring expenses of the Trust shall be borne by the Trustee: (a) to the extent not borne by the Depositor, expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust,
               Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, (b) the amount specified in
               Section 3.05 and Article VIII, (c) to the extent permitted by Section 6.02, auditing fees and, to the extent not borne by the Depositor, expenses incurred in connection with maintaining the Trust's registration statement current with Federal and State authorities, (d) any Certificates issued after the Initial Date of Deposit ; and (e) expenses of any distribution agent. The Trustee shall be reimbursed for those organizational expenses referred to in clause (a) as provided in the Prospectus.

          23. Section 6.01(i) of the Standard Terms and Conditions of Trust shall be amended by adding the following to the beginning of such Section:

               "Except as provided in Sections 3.01 and 3.05,"

          24. Section 8.04 is hereby amended by deleting the first word of such Section and replacing it with the following:

               "Except as provided in Sections 3.01 and 3.05, the"

          25. Section 2.03(a) shall be replaced in its entirety by the following:

          "(a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in the Schedules to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified and, if such Units are represented by a Certificate, such Certificate substantially in the form above recited, representing the ownership of those Units. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Trustee on its books. The Trustee hereby agrees that on the date of any Supplemental Indenture it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute a Certificate or Certificates substantially in the form above recited representing the ownership of an aggregate number of those Units."

         26.   Section 2.01(b) is hereby replaced with the following:

               (b)    From  time  to time following the Initial  Date  of
          Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or Contract Obligations relating to such Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Such deposit of additional Securities or cash with instructions to purchase additional Securities shall be made, in each case, pursuant to a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker, except by reason of its own negligence, lack of good faith or willful misconduct.

          In connection with any deposit pursuant to this Section 2.01(b) in the Select Equity and Treasury Trust, the Depositor shall be obligated to determine that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal at least $10.00.

          The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly  as  is  practicable,  in the  identical  ratio  as  the
          Percentage Ratio for such Securities as is specified in the Trust Agreement for each Trust. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Obligations within 10 calendar days after such deposit of additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in
          Section 3.12. If the Depositor does not take the action specified in Section 3.12 within 10 calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.

     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen American Capital Investment Advisory Corp., and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Indenture and Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By Sandra A. Waterworth
                                       Vice President
Attest:
By Gina M. Scumaci
Assistant Secretary

                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       American Capital Investment
                                       Advisory Corp.

                                    By Dennis J. McDonnell
                                       President
Attest:
By Scott E. Martin
Assistant Secretary

                                    The Bank of New York

                                    By Jeffrey Bieselin
                                       Vice President
Attest:
By Norbert Loney
Assistant Treasurer


                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 51

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)